Calculation of Filing Fee Tables
S-4
Calisa Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.000075 per share	Other	6,000,000	$ 10.13	$ 60,780,000.00	0.0001381	$ 8,393.72
Fees to be Paid	2	Equity	Common Stock, par value $0.00001 per share	Other	18,000,000	$ 10.00	$ 180,000,000.00	0.0001381	$ 24,858.00
Fees to be Paid	3	Equity	Common Stock underlying the Units, consisting of one share of Common Stock, par value $0.0001 per share, and one Right to receive one-tenth of one share of common stock	Other	252,500	$ 10.66	$ 2,691,650.00	0.0001381	$ 371.72
Fees to be Paid	4	Equity	Common Stock the underlying Rights, each Right entitles the holder thereof to one-tenth of one share of common stock	Other	625,249	$ 10.13	$ 6,333,772.37	0.0001381	$ 874.69
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 249,805,422.37		$ 34,498.13
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 34,498.13
Offering Note
[1]	On March 6, 2026, Calisa Acquisition Corp, a Cayman Islands exempted company ("SPAC"), entered into a Business Combination Agreement (the "BCA") by and among (i) SPAC, (ii) Calisa Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC ("Merger Sub"), and (iii) Goodvision AI Inc., a Cayman Islands exempted company (the "Company," and collectively with SPAC and Merger Sub, the "Parties"). Pursuant to the BCA, subject to the satisfaction or waiver of certain conditions set forth therein, on the closing date, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of SPAC (the "Merger") (the transactions contemplated by the BCA, the "Business Combination"). The BCA provides, among other things, that (i) each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Date shall be automatically cancelled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock issuable upon such conversion (for an aggregate enterprise value of $180,000,000); (ii) each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto; and (iii) each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Ordinary Shares equal to the Exchange Ratio (the "Per Share Merger Consideration"). The Exchange Ratio shall equal (i) 18,000,000 shares of Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined in the BCA). Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock splits or similar transactions. Represents shares of Surviving Ordinary Shares issuable in exchange for all outstanding SPAC Ordinary Shares in connection with the Business Combination. Includes an aggregate of (i) 6,000,000 Ordinary Shares held by the Public Shareholders (assuming no redemption) and (ii) 2,452,749 founder shares held by Sponsor and EBC. Pursuant to Rule 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.13, based on the average of the high ($10.15) and low ($10.10) prices of SPAC Ordinary Shares on The Nasdaq Global Market (Nasdaq: ATMV) on June 16, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC).

[2]	On March 6, 2026, Calisa Acquisition Corp, a Cayman Islands exempted company ("SPAC"), entered into a Business Combination Agreement (the "BCA") by and among (i) SPAC, (ii) Calisa Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC ("Merger Sub"), and (iii) Goodvision AI Inc., a Cayman Islands exempted company (the "Company," and collectively with SPAC and Merger Sub, the "Parties"). Pursuant to the BCA, subject to the satisfaction or waiver of certain conditions set forth therein, on the closing date, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of SPAC (the "Merger") (the transactions contemplated by the BCA, the "Business Combination"). The BCA provides, among other things, that (i) each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Date shall be automatically cancelled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock issuable upon such conversion (for an aggregate enterprise value of $180,000,000); (ii) each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto; and (iii) each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Ordinary Shares equal to the Exchange Ratio (the "Per Share Merger Consideration"). The Exchange Ratio shall equal (i) 18,000,000 shares of Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined in the BCA). Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock splits or similar transactions. Represents 18,000,000 shares of Surviving PubCo Ordinary Shares, the maximum number of Surviving PubCo Ordinary Shares that are expected to be issued as the Per Share Merger Consideration in connection with the Business Combination, to existing holders of Goodvision AI Inc. ("Goodvision") ordinary shares. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Goodvision is a private company, no market exists for its securities. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination.

[3]	On March 6, 2026, Calisa Acquisition Corp, a Cayman Islands exempted company ("SPAC"), entered into a Business Combination Agreement (the "BCA") by and among (i) SPAC, (ii) Calisa Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC ("Merger Sub"), and (iii) Goodvision AI Inc., a Cayman Islands exempted company (the "Company," and collectively with SPAC and Merger Sub, the "Parties"). Pursuant to the BCA, subject to the satisfaction or waiver of certain conditions set forth therein, on the closing date, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of SPAC (the "Merger") (the transactions contemplated by the BCA, the "Business Combination"). The BCA provides, among other things, that (i) each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Date shall be automatically cancelled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock issuable upon such conversion (for an aggregate enterprise value of $180,000,000); (ii) each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto; and (iii) each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Ordinary Shares equal to the Exchange Ratio (the "Per Share Merger Consideration"). The Exchange Ratio shall equal (i) 18,000,000 shares of Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined in the BCA). Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock splits or similar transactions. Represents the number of shares of Surviving PubCo Ordinary Shares to be exchanged upon consummation of the Business Combination for the corresponding number of (i) 192,500 private placement units held by the Sponsor and (ii) 60,000 private placement units held by EBC that were sold in connection with the Registrant's initial public offering. Each unit may be redeemed for one share of PubCo Ordinary Shares and one right to receive one-tenth of one share of Surviving PubCo Ordinary Shares. Pursuant to Rule 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $2,690,387.50, based on the average of the high ($10.80) and low ($10.51) prices of SPAC Units on The Nasdaq Global Market (Nasdaq: ALISU) on June 16, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC).

[4]	On March 6, 2026, Calisa Acquisition Corp, a Cayman Islands exempted company ("SPAC"), entered into a Business Combination Agreement (the "BCA") by and among (i) SPAC, (ii) Calisa Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of SPAC ("Merger Sub"), and (iii) Goodvision AI Inc., a Cayman Islands exempted company (the "Company," and collectively with SPAC and Merger Sub, the "Parties"). Pursuant to the BCA, subject to the satisfaction or waiver of certain conditions set forth therein, on the closing date, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of SPAC (the "Merger") (the transactions contemplated by the BCA, the "Business Combination"). The BCA provides, among other things, that (i) each Company Share (other than any Company Shares held in treasury that are cancelled and extinguished and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Date shall be automatically cancelled and extinguished and converted into the right to receive a number of SPAC Shares equal to the Exchange Ratio, multiplied by the number of shares of Company Common Stock issuable upon such conversion (for an aggregate enterprise value of $180,000,000); (ii) each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto; and (iii) each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a number of shares of Surviving PubCo Ordinary Shares equal to the Exchange Ratio (the "Per Share Merger Consideration"). The Exchange Ratio shall equal (i) 18,000,000 shares of Surviving PubCo Ordinary Shares divided by (ii) the number of Fully Diluted Shares (as defined in the BCA). Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock splits or similar transactions. Represents 600,000 public rights to receive one-tenth of one share of Ordinary Shares and 25,249 private rights to receive one-tenth of one share of Ordinary Shares to be issued upon consummation of the Business Combination. Pursuant to Rule 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $6,330,646.13, based on the average of the high ($10.15) and low ($10.10) prices of SPAC Ordinary Shares underlying the Rights on The Nasdaq Global Market (Nasdaq: ALISU) on June 16, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date